CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 13, 2018, relating to the financial statements of PIMCO Energy and Tactical Credit Opportunities Fund which appear in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

December 20, 2018